EXHIBIT A
SUBADVISORY AGREEMENT
AMONG
NATIONWIDE FUND ADVISORS,
NATIONWIDE VARIABLE INSURANCE TRUST
AND PUTNAM INVESTMENT MANAGEMENT, LLC

Effective November 9, 2007
Amended ___, 2011*

Funds of the Trust

         Subadvisory Fees

NVIT Multi-Manager
Small Company Fund

         0.45% on Subadvisers
                           Assets up to $200 million;
                           and 0.40% on Subadviser
                           Assets of $200 milion and
                           more

*As approved at the June 15, 2011 Board Meeting.

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IN WITNESS WHEREOF, the parties hereto have executed
this Exhibit A on the effective date set forth above.
TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By: /s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

ADVISER
NATIONWIDE FUND ADVISORS

By: /s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

SUBADVISER
PUTNAM INVESTMENT MANAGEMENT, LLC

By: /s/Scott C. Sipple
Name: Scott C. Sipple
Title: Head of Strategic Relationship Management